UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

  [      ]Preliminary Proxy Statement

  [      ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

  [      ]Definitive Proxy Statement

    [X] Definitive Additional Materials

  [      ]Soliciting Material Pursuant to §240.14a-12

LEGG MASON PARTNERS INCOME TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [X]No fee required.

  [   ]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

  [   ] Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)Amount Previously Paid:

2)Form, Schedule or Registration Statement No.:

3)Filing Party:

4)Date Filed:

WESTERN ASSET PROXY WO# ** PROXY 31709- TOUCH-TONE CARD ** TELEPHONE VOTING SCRIPT IVR Revision 09-29-20 WHEN CONNECTED TO OUR PHONE VOTING SYSTEM ACCESSED VIA OUR TOLL-FREE NUMBER 1-800-337-3503, THE SHAREHOLDER HEARS: THE INITIAL PROMPT: “Thank you for calling the proxy voting line. Before you can vote, I’ll need to validate some information from your proxy card or meeting notice. On your card or notice there’s a shaded box with a 14 digit number inside. Please enter that number now.” AFTER THE SHAREHOLDER ENTERS THEIR 14 DIGIT CONTROL NUMBER, HE/SHE HEARS: “Next, located in the un-shaded box is an 8 digit number. Please enter this number now.” THEN YOU HEAR: “Thank you. Please hold while I validate those numbers.” IF VALID CODES WERE ENTERED, THE SHAREHOLDER WILL HEAR THE FOLLOWING GENERIC SPEECH: “Okay, you’ll be voting your shares for the upcoming proxy meeting. The Board Recommends a vote “FOR” all proposals.” IF THERE IS A PRIOR VOTE IN THE SYSTEM FOR THE CONTROL NUMBER ENTERED YOU HEAR: “ I see that you’ve already voted. If you don’t want to change your vote you can just hang-up. Otherwise, remain on the line and I’ll take you through the voting process again...” IF THERE IS NO PRIOR VOTE, THE FOLLOWING IS HEARD: “I’m about to take you through the voting process. Please keep your voting card or meeting notice in front of you to follow along. Okay, let’s begin…” MATCHING THE SHAREHOLDER’S PROXY CARD, THEY WILL BE PROMPTED TO VOTE ON THE APPLICABLE PROPOSAL: “PROPOSAL 1: To vote FOR Press 1; AGAINST Press 2; Or to ABSTAIN Press 3” “PROPOSAL 2: To vote FOR Press 1; AGAINST Press 2; Or to ABSTAIN Press 3” WHEN THE SHAREHOLDER HAS COMPLETED VOTING ON THE PROPOSALS, HE/SHE WILL HEAR: “Okay, you’ve finished voting but your vote has not yet been recorded.” “To hear a summary of how you voted, press 1; To record your vote, Press 2.” IF THE SHAREHOLDER PRESSES 1, TO HEAR A SUMMARY OF THEIR VOTES, HE/SHE WILL HEAR: “Please note your vote will be cast automatically should you decide to hang up during the summary.” “You’ve elected to vote as follows...” [THEN A PLAYBACK OF THE VOTES COLLECTED FOR EACH PROPOSAL IS HEARD] AFTER THE VOTE PLAYBACK, THE SHAREHOLDER HEARS: “If this is correct, press 1; Otherwise, press 2. If you’d like to hear the information again press # (pound).” IF THE CALLER CHOOSES TO RECORD THEIR VOTE (EITHER BEFORE OR AFTER THE SUMMARY IS HEARD), THEY HEAR: “(Okay) Please hold while I record your vote.” THEN THEY HEAR: “Your vote has been recorded. It’s not necessary for you to mail in your proxy card or meeting notice. I’m now going to end this call unless you have another proxy card or meeting notice to vote or you want to change your vote. If you need to vote again, press one now.” IF THE SHAREHOLDER PRESSES 2, INDICATING AN INCORRECT VOTE, HE/SHE WILL HEAR: “Okay, lets change your vote.” [The system then prompts the voting options again.] AFTER THE SHAREHOLDER’S VOTE IS RECORDED, IF THEY ELECT TO VOTE ANOTHER PROXY, HE/SHE HEARS: “Before you can vote, I’ll need to validate some information from your proxy card or meeting notice. On your card or notice there’s a shaded box with a 14 digit number inside. Please enter that number now.” Page 1 of 2

IF THE SHAREHOLDER ELECTS TO END THE CALL, HE/SHE WILL HEAR: “Thank you for voting, goodbye.” Page 2 of 2

VOTING CAMPAIGN - INBOUND CALL FLOW

Thank you for calling, my name is < *first name, last name* >. How may I help you?

IF the shareholder has an initial inquiry,(i.e reason for the call, question regarding proposals, etc..) respond briefly to the inquiry and transition into retrieving their information in Proxy 01.
DO NOT put SH on hold while searching.

< if calling in to Generic CP # (no specific LCD) > **I would be happy to assist you. May I please have the name of the Company you are calling regarding?**
If instructed: **Do you have a reference number from the letter you received?**
If no letter: **May I please have your phone number so I can locate your information?**
Use additional Search methods if sh cannot be found

ONCE FOUND:
Who am I speaking to? *If a personal investment with a different name was pulled up, reconfirm search methods. Once confirmed, if not the shareholder or if it is a business record, ask if authorized to vote on the investment.*
Is the mailing address still < *Shareholder Street Address* >?
Is there a current phone number we can update for you in our system?
This is regarding the investment in the Western Asset Intermediate Maturity California Municipals Fund.
****Remember to use alternate intro if investment is in a Trust, Custodial, Association or Club, Company name or 401K or pension plan.*

Materials were sent to you regarding the upcoming shareholder meeting and at this time we have not received your vote.
Would you like to vote along with the recommendations of the board?

YES

If Households for same SH:
I see you have additional investments with Western Asset Funds. Would you like to vote the same way on those investments?

YES

CFS REGISTERED SHAREHOLDERS & CORPORATE:

I am recording your < > vote on your *Western Asset* investments and will send you a printed confirmation to (address). For confirmation purposes, may I have the city, state and zip code that we'll be mailing your confirmation to?

CFS BENEFICIAL ONLY:

I am recording your < > vote on your *Western Asset* investments and will send you a printed confirmation to (address). For confirmation purposes, may I have the city, state and zip code that we'll be mailing your confirmation to?

When you receive it please feel free to call us at 1-866-962-7225 if you have any concerns about your telephone vote.

Thank you for your time and your vote. Have a good day/evening!

NO

Use Appropriate Rebuttal

Would you like to vote along with the recommendations of the board?

Shareholder Agrees to Vote

Shareholder Declines to vote

Thank you for your time. Have a good day/evening!